                                                               EXHIBIT 10.16

                               OPERATING AGREEMENT

                                       OF

                              TELERGY CENTRAL, LLC

                           DATED AS OF APRIL 24, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1   Defined Terms ...................................................1

                                   ARTICLE II
                           FORMATION, TERM AND PURPOSE

Section 2.1   Formation by Conversion .........................................1
Section 2.2   Name of the Company .............................................2
Section 2.3   Principal Place of Business .....................................2
Section 2.4   Term ............................................................2
Section 2.5   Purpose .........................................................2

                                   ARTICLE III
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1   Capital Contributions ...........................................2
Section 3.2   Capital Accounts ................................................3
Section 3.3   Capital Account Maintenance .....................................3
Section 3.4   Indefeasible Right of Use .......................................4

                                   ARTICLE IV
                                   ALLOCATIONS

Section 4.1   Allocations on the Company Books ................................6
Section 4.2   Excess Nonrecourse Liabilities ..................................6

                                    ARTICLE V
                                 TAX ALLOCATIONS

Section 5.1   Tax Allocations .................................................6

                                   ARTICLE VI
                              DISTRIBUTIONS OF CASH

Section 6.1   Distributions of Cash Flow ......................................7

                            TABLE OF CONTENTS (con't)

                                                                            Page
                                                                            ----

                                   ARTICLE VII
                            MANAGEMENT OF THE COMPANY

Section 7.1   Power and Authority of the Manager ..............................7
Section 7.2   Signature of the Manager ........................................7
Section 7.3   Indemnification .................................................8
Section 7.4   Confirmation of Authority .......................................8

                                  ARTICLE VIII
                              DECISIONS BY MEMBERS

Section 8.1   Decisions by Members ............................................9
Section 8.2   Member Meetings .................................................9

                                   ARTICLE IX
                    REGULATORY APPROVALS; RELATED AGREEMENTS

Section 9.1   Regulatory Approvals ...........................................10
Section 9.2   Related Agreements .............................................10

                                    ARTICLE X
                  WITHDRAWAL OR TRANSFER OF MEMBERSHIP INTEREST

Section 10.1  Restrictions on Withdrawal or Transfer .........................11
Section 10.2  Right of First Refusal Option ..................................11
Section 10.3  Bankruptcy Purchase Option .....................................12
Section 10.4  Liquidation Purchase Option ....................................13

                                   ARTICLE XI
                                   DISSOLUTION

Section 11.1  Dissolution of the Company .....................................14
Section 11.2  Deferral of Liquidation ........................................15

                            TABLE OF CONTENTS (con't)

                                                                            Page
                                                                            ----

                                   ARTICLE XII
                   ACCOUNTING MATTERS; BANK ACCOUNTS; PROPERTY

Section 12.1  Accounting Matters .............................................16
Section 12.2  Bank Accounts ..................................................16
Section 12.3  Subsidiary Ventures ............................................17

                                  ARTICLE XIII
                                  MISCELLANEOUS

Section 13.1  Other Ventures .................................................17
Section 13.2  Successors and Assigns .........................................17
Section 13.3  Governing Law ..................................................17
Section 13.4  Amendments .....................................................17
Section 13.5  Counterparts ...................................................17
Section 13.6  Severability ...................................................17
Section 13.7  Section Headings Not Controlling ...............................18
Section 13.8  No Partnership .................................................18
Section 13.9  Rights of Creditors ............................................18
Section 13.10 Representations and Warranties .................................18
Section 13.11 Legal Fees .....................................................19
Section 13.12 Confidentiality ................................................19

SIGNATURES ...................................................................20

      Exhibit A - Notice Addresses and Telecopy ..............................21
      Exhibit B - Capital Contributions ......................................22
      Exhibit C - Definitions ................................................23
      Exhibit D - Regulatory Allocations .....................................29

                              TELERGY CENTRAL, LLC

                               OPERATING AGREEMENT

            This Agreement is made as of April 24, 1998, by and between TELERGY, INC. ("Telergy"), a New York corporation with a mailing address at 5784 Widewaters Parkway, Dewitt, New York 13214, and PLUM STREET ENTERPRISES, INC. ("PSE"), a Delaware corporation with a mailing address at 507 Plum Street, Syracuse, New York 13204, with respect to the Company known as "Telergy Central, LLC".

            WHEREAS, the parties desire to conduct business as a limited liability company upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, the parties mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 - Defined Terms: The defined terms used in this Agreement (as indicated by the first letter of each word in the term being capitalized) shall, unless the context clearly requires otherwise, have the meanings specified in Exhibit C, or as may be specified elsewhere throughout the Agreement. The singular shall include the plural and the masculine gender shall include the feminine and neuter, as the context requires.

                                   ARTICLE II

                           FORMATION, TERM AND PURPOSE

            Section 2.1 - Formation by Conversion: Telergy and PSI hereby approve the conversion of Telergy Joint Venture to a New York limited liability company in accordance with Section 1006 of the LLC Law. The terms and conditions of the conversion of their interests in Telergy Joint Venture into Membership Interests are set forth in this Agreement. The Company shall be formed as a New York limited liability company upon the filing of a Certificate of Conversion with the New York State Department of State no later than April 30, 1998, pursuant to the provisions of the LLC Law.

            Section 2.2 - Name of the Company: The name under which the Company shall conduct its Business activities shall be "Telergy Central, LLC."

            Section 2.3 - Principal Place of Business: The principal office of the Company shall be located at 5784 Widewaters Parkway, Dewitt, New York 13214, or such other address as the Manager may determine.

            Section 2.4 - Term: The term of the Company shall continue until it is terminated pursuant to this Agreement.

            Section 2.5 - Purpose: The purpose of this Company shall be to conduct the Business activities of the Company. If the Company installs Loops in the cities of Buffalo, Syracuse, Utica or Albany, such Loops shall be installed primarily using the rights of way and facilities of Niagara Mohawk Power Corporation.


                                   ARTICLE III

                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

            Section 3.1 - Capital Contributions

            (a) The initial capital of the Company shall be the cash and other assets converted from Telergy Joint Venture to the Company. The Capital Contributions of the Members are set forth on Exhibit B, as being their respective capital account balances in Telergy Joint Venture as of December 31, 1997 which shall be adjusted up to the date of conversion to a limited liability company to reflect interim business operations, financial activity and capital contributions.

            (b) The Manager shall determine the additional capital (in forms and amounts) necessary to conduct the Business activities.

                  (i) Telergy shall initially provide the additional capital by loans to the Company of up to one hundred million dollars ($100,000,000). The loans shall be evidenced by promissory notes given by the Company, which shall contain an interest rate and maturity date identical to the terms of the High Yield Note, and shall require interest and principal payments which are one (1) business day prior to the corresponding payment date of the High Yield Note. Prior to issuance of the High Yield Note, any loans from Telergy shall be evidenced by demand promissory notes requiring the payment of Market Interest plus one percent (1%).

                  (ii) Once Telergy has loaned one hundred million dollars ($100,000,000) of the initial capital as provided for in Section 3.1(b)(i), further capital necessary to conduct the Business activities shall be contributed by the Members in proportion to their Membership Percentages, provided the Members have first approved the amount of each Member's Capital Contribution, by a unanimous vote or Consent which shall not be unreasonably withheld. If, following the Members' approval, PSE decides not to contribute its proportionate share of additional capital it shall give Notice to Telergy no later than thirty (30) days before the date on which contributions are to be made. In that event, then Telergy may, in its sole discretion, provide the additional capital either (A) as a loan to the Company to be evidenced by a demand promissory note given by the Company and secured by a perfected first lien against the Backbone Network, subject to the PSE IRU and the Niagara Capacity, requiring the payment of Market Interest plus two percent (2%), or (B) as a Capital Contribution in exchange for an increase in Telergy's Membership Percentage. The increase to Telergy's Membership Percentage may be determined by the agreement of Telergy and PSE and they agree to negotiate in good faith to determine a percent increase. In the event the Members cannot agree on a percent increase, then it shall be determined by an investment banking firm selected by Telergy, which investment banking firm shall be subject to the Consent of PSE within five (5) days of Notice from Telergy, which Consent shall not be unreasonably withheld.

            (c) If a Member unilaterally makes a Capital Contribution, the Company shall increase the Member's Capital Account balance but shall not alter the Members' Membership Percentages, except as provided in Section 3.1(b)(ii)(B).

            (d) Except as provided in this Agreement, no Member shall have the right to (i) withdraw any part of its Capital Account, or (ii) receive Property other than cash.

            Section 3.2 - Capital Accounts: A Capital Account shall be maintained for each Member. The Members' initial Capital Account balances shall be the same as their capital account balances of Telergy Joint Venture as of the date of conversion to a limited liability company. The dollar amount for contributions of cash or the value, determined by agreement of the Members, for contributions of property shall be recorded in the Capital Account of the contributing Member.

            Section 3.3 - Capital Account Maintenance:

            (a) The Company shall maintain for each Member a separate Capital Account in accordance with this Agreement and the principles of Regulation
Section 1.704-1(b)(2)(iv). No Member shall be entitled to receive interest or be credited with interest on Capital Accounts, at any time. In the event of the transfer of all or a portion of a Membership Interest, the transferee Member shall succeed to such portion of the Capital Account of the transferor Member as relates to the transferred Membership Interest.

            (b) If the Manager is advised by counsel to the Company that the method of maintaining Capital Accounts provided under this Agreement must be modified in order to maintain compliance with the requirements of the Regulations under Section 704 of the Code, as they may hereafter be amended, the Manager shall amend this Agreement to modify the method of maintaining Capital Accounts to comply with the Regulations, provided that no such amendment shall materially alter the economic arrangement among the Members.

            Section 3.4 - Indefeasible Right of Use:

            (a) In addition to the Membership Interest of PSE, the Members hereby acknowledge PSE's Indefeasible Right of Use in twenty five percent (25%) of the total capacity (lit capacity and dark fiber) of the Backbone Network ("PSE IRU" or "IRU"). The PSE IRU consists of the capacity of the installed Backbone Network at any point in time. The PSE IRU will be delivered to the PSE designated Points of Presence ("POPs"). The PSE IRU will terminate at a light wave distribution frame at each of the PSE designated POPs. All multiplex, demultiplex, channelization and similar network equipment on the light wave distribution panel will be provided, installed, operated and maintained solely by PSE. All repeaters and drop/insert equipment for use in the Backbone Network will be provided, installed, operated and maintained by the Company, at its cost and expense.

            (b) The Company will install, operate and maintain the network capacity included in the PSE IRU free-of-charge to PSE, except as described in this subsection 3.4(b). If PSE or its Affiliate becomes a telephone company licensed by the New York State Public Service Commission and/or thereby utilizes any portion of its IRU for purposes other than the internal communications needs of PSE and its Affiliates, PSE and its Affiliates shall pay to the Company a fee consisting of a recurring quarterly charge as well as non-recurring charges for actual costs associated with any such third party's connection and/or installation to the Backbone Network. The recurring quarterly charge shall be two percent (2%) of gross revenue received by PSE for such third party's use of the PSE IRU. If PSE sells, assigns, leases or otherwise transfers all or a portion of the PSE IRU to a third party, which is not its Affiliate, PSE shall pay to the Company a fee of ten percent (10%) of the gross proceeds received by PSE from the third party in lieu of the two percent (2%) recurring quarterly change, and the conveyance or lease documents between PSE and the third party shall require payment to the Company of non-recurring charges for actual costs associated with the third-party's connection and/or installation to the Backbone Network, as well as the Company's then current standard maintenance charges. The non-recurring charge shall reimburse the Company for actual pro rated costs of providing the service, and shall be calculated by adding the actual pro rated long-run incremental costs of such connection and/or installation to the Backbone Network.

            (c) Legal title in the entire Backbone Network will reside with the Company, subject to the PSE IRU and the Niagara Capacity.

            (d) The PSE IRU is indefeasible and irrevocable and will survive any dissolution of the Company. It is further agreed that neither the Members nor the Company will pledge the Backbone Network or create a lien against the Backbone Network to obtain financing without obtaining any affected creditor's express written agreement that such a lien or financing is subject to the PSE IRU, and the Niagara Capacity, in the event of any foreclosure, repossession, or similar debt enforcement activities arising from or relating to such lien or financing.

            (e) PSE, its Affiliates, successors and assigns, shall provide a good faith traffic volume forecast broken down by service type and a system design/requirement description to the Company on a quarterly basis, sufficient to enable the Company to adequately anticipate, plan and provision for services to PSE, its Affiliates, successors and assigns. The facilities and services to be provided include both dark fiber and lit capacity (including associated transmitters, repeaters and interface equipment), terminating at the light wave distribution panels at POPs of PSE, its Affiliates, successors and assigns.

            (f) PSE shall not transfer, sell, alienate, assign, mortgage, pledge, or otherwise encumber or dispose of (by operation of law or otherwise) the PSE IRU for a period of three (3) years from the date of this Agreement, except as permitted by Sections 10.3 and 10.4, or with the Consent of Telergy. Telergy shall be the exclusive marketing agent for the PSE IRU during such three
(3) year period. After such three (3) year period, PSE shall be free of the restriction in the preceding sentence and shall not require the Consent of Telergy. However, Telergy's first responsibility as Manager of the Company shall be to lease and/or sell dark fiber and/or capacity (lit capacity and dark fiber) on behalf of the Company. If Telergy negotiates a lease and/or sale of capacity (lit capacity and dark fiber) of the Backbone Network and at its discretion, it proposes to include a portion of the PSE IRU in the transaction, Telergy shall deliver a Notice to PSE of the lease and/or sale transaction, including the terms thereof, within ten (10) business days after a written proposal has been delivered by the Company describing the lessee or purchaser. If PSE desires to lease and/or sell a portion of the PSE IRU as part of the lease and/or sale transaction, it shall deliver a notice to the Company within three (3) business days after receipt of the Company's Notice, so long as any required approvals of the inclusion of the PSE IRU in the lease and/or sale transaction can be obtained from any state or federal regulatory body or agency having jurisdiction over such a transaction.

                                   ARTICLE IV

                                   ALLOCATIONS

            Section 4.1 - Allocations on the Company Books.

            (a) After giving effect to the Regulatory Allocations set forth in Exhibit D, Profits and Losses of the Company for each Fiscal Year shall be allocated among the Members in accordance with their Membership Percentages.

            (b) If a Membership Interest is transferred or assigned during a Fiscal Year, that part of each item allocated pursuant to this Section 4.1 with respect to the interest so transferred shall, in the discretion of the Manager, either (i) be based on segmentation of the Fiscal Year between the transferor and the transferee (i.e., the interim closing of the books method as described in Regulation Section 1.706-1(c)(2)(ii)), or (ii) be allocated between the transferor and the transferee in proportion to the number of days in such Fiscal Year during which each owned the Membership Interest, as disclosed on the Company's books and records.

            Section 4.2 - Excess Nonrecourse Liabilities: Solely for purposes of determining the Members' proportionate share of "excess nonrecourse liabilities" of the Company within the meaning of Regulation Section 1.752-3(a)(3), the Members' interest in Company Profits are in accordance with their Membership Percentages.

                                    ARTICLE V

                                 TAX ALLOCATIONS

            Section 5.1 - Tax Allocations:

            (a) To the extent permitted by Section 1.704-1(b)(4)(i) of the Regulations, all items of income, gain, loss and deduction shall be allocated in accordance with the corresponding allocation provided for in Article IV; provided, however, that all items of income, gain, loss and deduction with respect to Property to which there is a difference between Book Value and adjusted basis for federal income tax purposes shall be allocated in accordance with the principles of Section 704(c) of the Code and Section 1.704-1(b) and (c) of the Regulations.

            (b) In the event that the Company has taxable income that is characterized as ordinary income under the recapture provisions of the Code, each Member's distributive share of taxable gain or loss from the sale of Company Property (to the extent possible) shall include a proportionate share of this recapture income equal to that Member's share of prior cumulative depreciation deductions with respect to the assets that give rise to the recapture income.

            (c) Any elections or other decisions relating to allocations provided in this Section 5.1 shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.1 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account, share of Profits and Losses, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE VI

                              DISTRIBUTIONS OF CASH

            Section 6.1 - Distributions of Cash Flow: The Company shall make distributions to the Members of so much of the Cash Flow of the Company as shall be determined by the Manager in its sole discretion. However, the Manager shall use its best efforts to distribute sufficient cash each year to enable each Member to pay its federal and state income taxes, determined at the highest effective tax rate, attributable to its share of the Company's taxable income. Payments of Cash Flow shall be distributed among the Members in accordance with their Membership Percentages.

                                   ARTICLE VII

                            MANAGEMENT OF THE COMPANY

            Section 7.1 - Power and Authority of the Manager: The Company shall be managed by its sole Manager. The Manager shall take all action which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of New York and for the maintenance and operation of the Company's Business activity in accordance with the provisions of this Agreement and applicable laws and regulations, including the LLC law. The Manager shall at all times act in good faith and exercise due diligence in all activities relating to the conduct of the Company's Business activity. However, no transaction with the Company shall be voidable solely because Telergy has a direct or indirect interest in the transaction if the transaction is fair to the Company. The Manager shall provide updates on all significant business and financial activities of the Company at each quarterly meeting of the Members. The Manager shall annually adopt revisions to the Business Plan of the Company as may be necessary and appropriate and shall address the revisions with the Members at the regular meeting of Members held during the second calendar quarter of each Fiscal Year. Such revisions of the Business Plan shall update the budget projections and the business objectives.

            Section 7.2 - Signature of the Manager: The signature of the Manager on behalf of the Company on any document or instrument in connection with any transaction authorized to be engaged in by the Company shall be sufficient and binding upon the Company as to third parties dealing with the Company.

            Section 7.3 - Indemnification:

            (a) Any loss or damage incurred by the Manager by reason of any act or omission performed or omitted by the Manager on behalf of the Company in a manner reasonably believed by the Manager to be within the scope of the authority granted to it by this Agreement (but not, in any event, any loss or damage incurred by the Manager by reason of actions which were not in good faith or without the exercise of due diligence) shall be paid from Company assets to the extent available, but the Members shall not have any personal liability to the Manager under any circumstances on account of any loss or damage incurred by the Manager or on account of the payment thereof.

            (b) The directors, officers, employees and agents of the Manager (collectively the "Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to any of the Members for any act or omission performed or omitted by them in good faith on behalf of the Manager and/or the Company and in a manner reasonably believed by them to be within the scope of the authority granted by this Agreement and in the best interests of the Company; provided they were not guilty of gross negligence, willful misconduct or any other breach of their fiduciary duty with respect to such acts or omissions. Any loss or damages incurred by an Indemnified Person by reason of any act or omission performed by them in good faith on behalf of the Manager and/or the Company and in a manner reasonably believed by them to be within the scope of the authority granted by this Agreement and in the best interests of the Company (but not, in any event, any loss or damage incurred by an Indemnified Person by reason of gross negligence, willful misconduct or any breach of his fiduciary duty with respect to such acts or omissions) shall be paid from Company assets to the extent available, but the Members shall not have any personal liability to an Indemnified Person under any circumstances on account of any loss or damage incurred by an Indemnified Person or on account of the payment thereof.

            (c) The Company shall obtain appropriate directors and officers loss indemnity or other insurance, if available, for the Manager and the Indemnified Persons as additional protection for them consistent with the indemnifications provided for in Sections 7.3(a) and (b).

            Section 7.4 - Confirmation of Authority: Each Member agrees that, upon Notice from the Manager at any time and from time to time, it shall at no cost or expense to the Company promptly furnish written confirmation of the legal authority of the Manager and its agents to act on its behalf with respect to any matter, transaction, document or other act relating to or affecting the Company; provided that the Manager is so authorized and the Manager has fully disclosed to such Member all material facts with respect to such matter, transaction, document or other act.

                                  ARTICLE VIII

                              DECISIONS BY MEMBERS

            Section 8.1 - Decisions by Members:

            (a) The Members hereby delegate all of their authority for management and the right to vote on affairs of the Company, as contained in the LLC Law, to the Manager, except that the Manager shall not have the authority to engage in the following prohibited actions, without the unanimous vote or Consent of the Members:

                  (i) admitting a new member into the Company,

                  (ii) engaging in activities other than the Business activities,

                  (iii) the amount of each Member's additional Capital Contribution, as required by Section 3.1(b)(ii);

                  (iv) amendment of this Agreement (except as permitted in Section 3.3(b)) or the Certificate of Conversion, including, but not limited to, changing the Membership Percentages of either or both Members (except as provided in Section 3.1(b)(ii)(B)),

                  (v) sale, transfer or other conveyance of all or substantially all of the assets of the Company (except for leases of fiber in the ordinary course of business which do not impair the ability to conduct the Business activities), it being understood that pledging, encumbering or using the Property of the Company (A) as collateral in connection with the ordinary course of business of the Company or, (B) as collateral for a loan from Telergy pursuant to Section 3.1(b)(ii)(A), shall not constitute a sale, transfer or conveyance for this purpose;

                  (vi) merger or consolidation of the Company with or into any other entity; or

                  (vii) dissolution, liquidation and winding up of the Company.

            (b) All decisions to be made by the Members as set forth in Section 8.1(a) shall be made at a meeting of the Members, or by the unanimous Consent of the Members. Members may attend a meeting in person or by conference telephone call. Each Member shall be entitled to one (1) vote and shall designate its authorized representative to attend the meeting and cast such vote.

            Section 8.2 - Member Meetings: Meetings of the Members shall be held once during each quarter of the Fiscal Year, at a date, time and place mutually agreeable to the Members. However, any Member may call a meeting to discuss matters set forth in Section

8.1(a) on at least ten (10) days prior Notice of the date, time, place and purpose thereof. A Member may waive Notice of a meeting. The Members shall maintain written minutes of action taken at any meeting, pursuant to resolutions approved by a vote of the Members.

                                   ARTICLE IX

                    REGULATORY APPROVALS; RELATED AGREEMENTS

            Section 9.1 - Regulatory Approvals: The Manager shall be responsible for obtaining all necessary regulatory and other approvals, if any, with the cooperation of the Members as may be requested by the Manager. However, the Members acknowledge that there shall be no changes to the rights and obligations of the Members provided for in this Agreement as a result of regulatory approvals, without an appropriate amendment to this Agreement as provided for in
Section 13.4.

            Section 9.2 - Related Agreements:

            (a) The Company shall utilize centralized support services to be provided by Telergy for billing and collection, customer support, telecommunications operation and maintenance, provisioning and administrative support based upon rates, terms and charges appropriate for the provisioning of services to a lightly regulated telephone corporation in the State of New York ("Management Contracts"), provided, however, that the rates, terms and charges payable by the Company pursuant to the Management Contracts shall not be less than actual cost allocated in proportion to the costs incurred by Telergy on behalf and in support of its subsidiary companies.

            (b) The Company shall negotiate with local exchange companies
(LECs), competitive local exchange companies (CLECs), competitive access providers (CAPs), and long-distance providers, including Hyperion Telecommunications of New York, Inc. its successors and assigns, network sharing agreements or interconnection agreements governing the rights of the Company to use the respective companies' telecommunications networks. Telergy shall cause its Affiliates to enter into network sharing agreements or interconnection agreements governing the rights of the Company to use their respective telecommunication networks which include provisions governing reciprocal compensation and originating and terminating access charges consistent with the state and federal regulations applicable to interconnecting facilities-based providers, and which ensure that the Affiliates of Telergy shall optimize the use of the Backbone Network consistent with customary routing of traffic patterns upon competitive rates.

            (c) The Company shall negotiate a non-exclusive Energy Marketing Agreement with PSE or a subsidiary Affiliate of PSE to market and sell electric power and natural gas as well as other energy, energy-management and energy-related products offered by PSE or the subsidiary Affiliate of PSE. The Company may co-market as agent for PSE or the subsidiary Affiliate of PSE or may purchase for resale from PSE or the subsidiary Affiliate of

PSE all energy or energy-related products that PSE or a subsidiary Affiliate of PSE offers, including electric power and natural gas. The Company, in its sole discretion, shall determine when and to what extent it uses PSE or the subsidiary Affiliate of PSE in connection with energy sales and energy marketing activities of the Company.

            (d) Telergy shall use its best efforts to obtain, as expeditiously as possible, written confirmation from Hyperion Telecommunications of New York, Inc. that Telergy Joint Venture is not obligated to build the Backbone Network beyond Pleasant Valley, New York.

                                   ARTICLE X

                 WITHDRAWAL OR TRANSFER OF MEMBERSHIP INTEREST

            Section 10.1 - Restrictions on Withdrawal or Transfer:

            (a) No Member shall withdraw voluntarily or involuntarily from the Company. Any Member which otherwise withdraws from the Company shall be liable to the other Member and to the Company for damages. In no event shall a Member who otherwise withdraws from the Company be entitled as a consequence of such withdrawal to receive the benefits of Sections 509 and 606 of the LLC Law.

            (b) PSE shall not transfer, sell, alienate, assign, mortgage, pledge, or otherwise encumber or dispose of (by operation of law or otherwise) its Membership Interest, or any part thereof (i) for a period of one (1) year from the date of this Agreement, except with the written consent of Telergy, and
(ii) following the first anniversary of this Agreement, except as permitted by
Section 10.2.

            Section 10.2 - Right of First Refusal Option:

            (a) If a Member receives a bona fide offer for the purchase or other form of transfer of all or part of its Membership Interest which it wishes to accept, then the Member desiring to accept the third party offer (the "Approached Member") shall first give Notice of an irrevocable offer, including a complete copy of the third party offer, to sell its Membership Interest to the other Member (the "Unapproached Member") on terms and conditions no less favorable to the Unapproached Member than those contained in the third party offer (the "First Refusal Offer").

            (b) The Unapproached Member shall have thirty (30) days from receipt of the First Refusal Offer to give Notice to the Approached Member that it is exercising its right of first refusal and will purchase the Approached Member's Membership Interest on the terms and conditions contained in the First Refusal Offer. Failure to accept the First Refusal Offer within the thirty (30) day period shall be conclusively deemed to constitute a rejection of the First Refusal Offer. If the First Refusal Offer is accepted in the manner set forth in
Section 10.2, the
closing shall take place within forty-five (45) days after such written acceptance. If, on the other hand, the First Refusal Offer is rejected, or the Unapproached Member having accepted the First Refusal Offer fails to close within forty-five (45) days, then the Approached Member shall be free to sell its Membership Interest to the proposed third party purchaser on terms no more favorable to the third party purchaser than those presented in the First Refusal Offer. The purchaser of the Membership Interest shall execute this Agreement and its Membership Interest shall be subject to the terms and obligations of this Agreement governing a Membership Interest.

            Section 10.3 - Bankruptcy Purchase Option:

            (a) If a Member, or an Affiliate which controls a Member, incurs an event of Bankruptcy (the "Bankrupt Member"), then the Company shall have the option to purchase the entire Membership Interest of the Bankrupt Member, and if PSE is the Bankrupt Member, Telergy shall also have the option to purchase the PSE IRU (singularly or collectively the "Bankruptcy Purchase Option"). Upon the exercise of this Bankruptcy Purchase Option, the Bankrupt Member shall be deemed to have sold and transferred its Membership Interest to the Company and to have ceased to be a Member for all purposes. The other Member may exercise the Bankruptcy Purchase Option for the Membership Interest on behalf of the Company and Telergy may exercise the Bankruptcy Purchase Option for the PSE IRU by giving Notice to the Bankrupt Member within one (1) year following the later of
(i) the date of occurrence of the event of Bankruptcy, or (ii) the date on which the other Member first learned of the event of Bankruptcy.

            (b) The purchase price for the Membership Interest of the Bankrupt Member shall be the product of (i) the net of the aggregate fair market value of the Company's tangible assets, less all liabilities, including contingent liabilities of the Company, multiplied by (ii) the Membership Percentage of the Bankrupt Member. The purchase price for the PSE IRU shall be its fair market value. The purchase price shall be payable by a cash payment at closing of an amount equal to five percent (5%) of the purchase price and the unpaid balance shall be evidenced by an unsecured promissory note(s) which shall be payable on an amortized basis over sixty (60) months, or shall be payable by any other agreed upon arrangement. The note(s) shall bear interest at the Applicable Federal Rate in effect as of the date of the promissory note determined under Code Section 1274.

            (c) The fair market value of the tangible assets of the Company and the PSE IRU shall be determined by a duly qualified appraiser for the type of asset being appraised, jointly selected by the Members. If the Members are unable to agree on an appraiser within ten (10) days after the written request of either one, each shall select an appraiser and the two (2) appraisers shall agree on the valuation, but if they are unable to agree on any valuation, they shall mutually select a third (3rd) appraiser whose decision as to any disputed valuation shall be binding and conclusive on all interested parties. Any appraiser's fees and costs shall be borne and paid by the party authorized to selected the appraiser, but where an appraiser is jointly selected or a third appraiser is selected, such fees and costs of the jointly selected appraiser or third appraiser shall be borne and paid for in equal shares.

            Section 10.4 - Liquidation Purchase Option:

            (a) Upon an event of dissolution of the Company (other than if pursuant to Section 11.1(a)(iii) as a result of the Bankruptcy of Telergy), Telergy shall have the option to purchase (the "Liquidation Purchase Option") the entire Membership Interest of PSE and the PSE IRU. Following the exercise of this Liquidation Purchase Option, Telergy may assign its right to close the purchase to a third party, who may be an Affiliate, and elect to continue the Company, or the Company may proceed with the dissolution by distributing in-kind all of the assets of the Company, including but not limited to, the Backbone Network, licenses, permits and government authorizations, and all of the Company's contracts including the Right of Occupancy Agreement, subject to the debts and liabilities of the Company. Telergy may exercise the Liquidation Purchase Option by giving Notice to PSE within thirty (30) days following the later of (i) the date of occurrence of the event giving rise to dissolution of the Company, or (ii) the date on which Telergy first learned of the event giving rise to the dissolution of the Company.

            (b) The purchase price for the Membership Interest of PSE and the PSE IRU may be determined by the agreement of Telergy and PSE and they agree to negotiate in good faith to determine a purchase price. In the event the Members cannot agree on a purchase price, then it shall be determined initially by an investment banking firm selected by PSE which shall determine a purchase price based upon the fair market value of PSE's Membership Interest and the PSE IRU. The determination of the investment banking firm shall be submitted to Telergy, and if Telergy agrees with the determination of the purchase price, it shall be binding on the parties. However, if Telergy does not agree with the purchase price, then it shall select an investment banking firm to determine the purchase price based upon the fair market value of PSE's Membership Interest and the PSE IRU. If the lower purchase price determined by the two investment banking firms is at least eighty percent (80%) of the higher price, then the purchase price shall be the average of the two prices. Otherwise, the purchase price shall be determined by an arbitrator who shall select the price determined by one of the investment banking firms. The arbitrator shall be selected by the two investment banking firms and shall be a Person familiar with the telecommunications industry. The decision of the arbitrator shall be final and binding on both Telergy and PSE. The arbitration procedures, protocols and provisions are set forth in Section 10.4(c). Each party shall bear the fees, costs and out-of-pocket expenses of the investment banking firm which it selected, but shall equally share the cost of any arbitration utilized to determine the purchase price. Any investment banking firm engaged to determine the purchase price and the arbitrator must agree in writing (i) to protect the confidentiality of the Company's non-public, trade secret, financial, confidential and proprietary data, and (ii) not to disclose the existence, content or results of any arbitration without the prior Consent of Telergy and PSE. Telergy and PSE agree not to disclose the existence, content or results of any arbitration without the prior Consent of the other.

            (c) The arbitration to determine the purchase price for the Membership Interest of PSE and the PSE IRU shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "Rules") in effect at the time of the arbitration, except as the Rules conflict with the provisions of this Agreement or as may be modified by the agreement of the Members. The arbitrator shall have the authority to order the production of such documents as may be reasonably requested by either Member, by either of the investment banking firms whose determinations of a purchase price are being arbitrated, or by the arbitrator. Prior to any hearing or formal arbitration, and as set forth in more detail by the arbitrator or in the Rules, the Members agree that there should be an exchange of written exhibits and a brief description of the testimony each side proposes to offer. The arbitrator may, at his or her option, appoint one or more experts to advise him or her with respect to any issue in the arbitration. If any expert is so appointed, then the Members and the investment banking firms participating in the arbitration shall have the right to examine such expert's report to the arbitrator and to question such expert at an oral hearing. The arbitrator's decision shall be in writing and shall state the reasons for the decision.

                                   ARTICLE XI

                                   DISSOLUTION

            Section 11.1 - Dissolution of the Company:

            (a) The Company shall dissolve upon the happening of any of the following events:

                  (i) the unanimous vote or Consent of the Members to dissolve the Company;

                  (ii) the election of either Member if the other Member unreasonably fails to approve the Capital Contributions as provided in Section 3.1(b)(ii), or having approved the Capital Contributions, the other Member fails to make payment to the Company when due; provided that the first Member gives Notice to the other Member, and thirty (30) days within which to cure the problem which permits the election to dissolve, and provided that during the thirty (30) day period the Members negotiate in good faith with the objective of curing the problem and thereby preserving the Company; or

                  (iii) the Bankruptcy of a Member, unless within the next one hundred eighty (180) days the Business of the Company is continued by the Consent of the other Member.

            (b) The Company shall not automatically dissolve and may continue as a single member limited liability company if a Member's Membership Interest is purchased by the Company pursuant to Sections 10.3 and 10.4. Concurrently with such a purchase, the Company may accept a Capital Contribution from one or more third party investors in exchange for the granting of a Membership Interest in the Company. This may include a nominal Capital

Contribution, which in the judgment of the Company is sufficient to prevent the purchase of the Membership Interest from being recognized as a partnership liquidation pursuant to the Code.

            (c) Upon dissolution, (and if pursuant to Section 11.1(a)(iii)) where the other Member does not Consent to continue the Business activity of the Company), the Company shall cease carrying on its business and shall wind up its affairs as provided in the LLC Law. Within ninety (90) days following the dissolution and the commencement of winding up of the Company, Articles of Dissolution shall be filed with the New York State Department of State pursuant to the LLC Law.

            (d) Upon dissolution of the Company, the Profits and Losses shall continue to be divided among or borne by the Members during the period of liquidation in accordance with the provisions of Article IV.

            (e) The proceeds of dissolution shall be distributed as realized in the following order of priority:

                  (i) first, to the payment and discharge of all of the Company's debts and liabilities and the expenses of the dissolution;

                  (ii) second, to the creation of any reserve that the Manager reasonably deems necessary for any contingent or unforeseen liabilities or obligations of the Company;

                  (iii) third, to the Members with positive Capital Account balances in accordance with the amount of their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods, and

                  (iv) the balance, if any, to the Members in accordance with their Membership Percentages.

            (f) If a Member contributed Property to the Company, that Member may request a return of the Property upon dissolution of the Company. The decision of whether to distribute property in kind shall be within the discretion of the Manager. Telergy shall have the right to continue to use the trade name "Telergy" following a dissolution.

            (g) A Member with a deficit balance in its Capital Account at the time of the liquidation or dissolution of the Company or the liquidation of its Membership Interest, shall have no obligation to restore to the Company such deficit balance.

            Section 11.2 - Deferral of Liquidation: Notwithstanding the provisions of Section 11.1, if the Manager shall determine that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the Company shall either (i) defer liquidation of and withhold from distribution for a reasonable time, any assets of the Company, except those necessary to satisfy the Company's debts and obligations, or (ii) distribute the assets to the Members in-kind.

                                   ARTICLE XII

                   ACCOUNTING MATTERS; BANK ACCOUNTS; PROPERTY

            Section 12.1 - Accounting Matters:

            (a) The Company shall maintain full and accurate books of account. The Company shall use such Accounting Method as the Manager shall determine. The Company shall also maintain this Agreement and all amendments, including any updated Exhibits, a copy of the Certificate of Conversion and all amendments, and the minutes of all meetings of the Members. Such books of account, together with a copy of this Agreement and the other records of the Company, shall at all times be maintained at the principal business office of the Company and, upon reasonable advance Notice to the Manager, shall be open to inspection and examination at reasonable times by each Member and, upon five (5) days advance Notice to the Manager, by each Member's duly authorized representative (provided that such authorized representative has agreed in writing to protect the confidentiality of the Company's non-public, trade-secret, financial, confidential and proprietary data) for any purpose reasonably related to such Member's interest in the Company.

            (b) The Manager shall furnish each Member with (i) a monthly internal income statement and balance sheet of the Company within forty-five
(45) days after the close of each month, and (ii) annual audited financial statements prepared in accordance with generally accepted accounting principles, and the information required annually for each Member to report its share of Company items affecting its federal income tax return, within ninety (90) days after the close of each Fiscal Year.

            (c) In the event of a transfer of all or any part of the Membership Interest of a Member, the Company may elect pursuant to Section 754 of the Code to adjust the basis of the Property. Each Member agrees to furnish the Company with all information necessary to give effect to this election.

            Section 12.2 - Bank Accounts: One or more accounts in the name of the Company or its nominee shall be maintained in such banks as shall from time to time be determined by the Manager. All monies of the Company shall be deposited in a bank account of the Company. Checks may be drawn thereon by such person(s) as the Manager shall from time to time determine.

            Section 12.3 - Subsidiary Ventures: The Manager shall exercise authority and control over the interests in corporations, partnerships or limited liability companies owned by the Company, and shall vote those interests as may be provided for in the organizing and operating agreements of the various entities.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            Section 13.1 - Other Ventures: The Members may, independently or with others, invest or engage in any business or venture, including telecommunications, data and information, energy, and energy marketing and management activities similar to that of, or in competition with, the Company. The other Members shall not have any rights or obligations in and to such independent ventures or the income or profits derived therefrom.

            Section 13.2 - Successors and Assigns: The covenants and agreements contained in this Agreement shall be binding upon and inure to the benefit of the Members and their successors and assigns.

            Section 13.3 - Governing Law: This Agreement shall be construed and enforced in accordance with the laws of New York State (without giving effect to principles of conflicts of laws), and in particular the LLC Law which, unless otherwise provided in this Agreement, shall govern all matters respecting the relationship between the Members not specifically covered by this Agreement.

            Section 13.4 - Amendments: This Agreement supersedes all prior agreements among the parties which deals with the same or substantially the same subject matter, including that certain Joint Venture Agreement between the parties dated January 16, 1996 and that certain Memorandum of Agreement between the parties dated April 16, 1998. Amendments to this Agreement shall be made only by a unanimous vote or Consent of the Members, except as otherwise provided in Section 3.3(b). Except as provided in Section 3.3(b), a Member whose Membership Interest is adversely affected by an amendment must Consent thereto for the amendment to apply to its Membership Interest. The Members agree to negotiate in good faith a change in the rights and obligations provided in this Agreement, as may be required to comply with or accommodate regulatory approvals governing the Company.

            Section 13.5 - Counterparts: This Agreement may be executed in counterparts, each of which shall be an original and both of which shall constitute one and the same instrument.

            Section 13.6 - Severability: If any provision contained herein is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

            Section 13.7 - Section Headings Not Controlling: Section headings found herein are for convenience of reference only and shall not control or alter the meaning of this Agreement.

            Section 13.8 - No Partnership: By formation of the Company, the Members expressly do not intend to form a partnership under the New York Partnership Law or under any theory of common law as established by judicial decisions of courts at law or equity. The Members do not intend to be partners to one another, or partners as to any third party. However, the Members intend for the Company to be taxed in accordance with federal and State laws governing the taxation of partnerships.

            Section 13.9 - Rights of Creditors: This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person who is not a Member. No creditor or other Person shall have any rights to the Member's obligation for Capital Contributions except for a creditor who extended credit to the Company in reliance on the Member's obligation for a Capital Contribution as provided in the LLC Law.

            Section 13.10 - Representations and Warranties:

            (a) PSE represents and warrants to Telergy that as of the date hereof:

                  (i) It is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and to carry on its business as now owned and operated.

                  (ii) Neither the execution and delivery by PSE of this Agreement, the conversion of Telergy Joint Venture to a limited liability company, nor the consummation by PSE of the business transactions contemplated by this Agreement requires any governmental approval or authorization, or will result in or constitute (A) a breach of any term or condition of this Agreement;
(B) a default, or an event that with notice or lapse of time or both would constitute a default, breach or violation of the Certificate of Incorporation or by-laws of PSE or any license, or promissory note, state, federal or local ruling or order, or other agreement, instrument or arrangement to which PSE or any of its Affiliates is a party; or (C) an event that would permit any Person to terminate any agreement or to accelerate the maturity of any obligation of PSE.

                  (iii) The Board of Directors of PSE has approved the execution and delivery of this Agreement.

                  (iv) PSE has been duly authorized by all necessary corporate and shareholder action to execute, deliver and perform under this Agreement and the Person executing this Agreement on behalf of PSE has been duly authorized to do so.

            (b) Telergy represents and warrants to PSE that as of the date hereof:

                  (i) It is a corporation duly organized and validly existing and in good standing under the laws of the State of New York and has all necessary corporate power to own its properties and to carry on its business as now owned and operated.

                  (ii) Neither the execution and delivery by Telergy of this Agreement, the conversion of Telergy Joint Venture to a limited liability company, nor the consummation by Telergy of the business transactions contemplated by this Agreement requires any governmental approval or authorization, or will result in or constitute (A) a breach of any term or condition of this Agreement; (B) a default, or an event that with notice or lapse of time or both would constitute a default, breach or violation of the Certificate of Incorporation or by-laws of Telergy or any license, or promissory note, state, federal or local ruling or order, or other agreement, instrument or arrangement to which Telergy or any of its Affiliates is a party; or (C) an event that would permit any Person to terminate any agreement or to accelerate the maturity of any obligation of Telergy.

                  (iii) The Board of Directors of Telergy has approved the execution and delivery of this Agreement.

                  (iv) Telergy has been duly authorized by all necessary corporate and shareholder action to execute, deliver and perform under this Agreement and the Person executing this Agreement on behalf of Telergy has been duly authorized to do so.

            (c) The representations and warranties in Section 13.10 are made as of the execution and delivery of this Agreement and shall survive indefinitely.

            Section 13.11 - Legal Fees: If any legal action, arbitration or other proceeding is brought for the purpose of enforcing this Agreement, or because of a dispute, alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to reasonable attorneys fees and other costs incurred in connection with such actions, arbitration or proceeding, in addition to any other relief to which the prevailing party may be entitled.

            Section 13.12 - Confidentiality: Telergy and PSE agree that they will maintain as confidential, and will use their best efforts to cause their officers, employees, agents, advisors, representatives and Affiliates to maintain as confidential the terms and conditions of this Agreement, and the transactions contemplated by this Agreement, along with any related documents, except for information or documents which (i) are published or otherwise become available to the public, or (ii) must be disclosed to a governmental body or regulatory authority or agency under applicable law, rule or regulation. If the Company is requested or required under applicable law (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any non-public information, then Telergy and PSE agree that the Company shall use its best efforts to obtain assurance that confidential treatment will be accorded to any such non-public information prior to its disclosure by the Company.

            IN WITNESS WHEREOF, the Members have executed this Operating Agreement for Telergy Central, LLC as of the day and year first above written.

                                       TELERGY, INC.

                                       By: /s/ Brian Kelly
                                           -------------------------------------
                                           Brian P. Kelly
                                           Chief Executive Officer


                                       PLUM STREET ENTERPRISES, INC.

                                       By: /s/ J. Phillip Frazier
                                           -------------------------------------
                                           J. Phillip Frazier
                                           President and Chief Executive Officer

                                    EXHIBIT A

                              TELERGY CENTRAL, LLC

                          NOTICE ADDRESSES AND TELECOPY

                                     Members

To Telergy, Inc.:

Telergy, Inc.
5784 Widewaters Parkway
Dewitt, New York 13214
Attention: Chief Executive Officer
Telecopy No.: 315-449-0397

With a copy to:

Telergy, Inc.
20 Corporate Woods Boulevard
Albany, New York 12211
Attention: General Counsel
Telecopy No.: 518-463-9937

To Plum Street Enterprises, Inc.:

Plum Street Enterprises, Inc.
500 Plum Street
Syracuse, New York 13204
Attention: Chief Executive Officer
Telecopy No.: 315-460-3388

With a copy to:

Plum Street Enterprises, Inc.
507 Plum Street
Syracuse, New York 13204
Attention: General Counsel
Telecopy No.: 315-460-3338

                                    EXHIBIT B

                              TELERGY CENTRAL, LLC

                              CAPITAL CONTRIBUTIONS


                                                Capital Account Balances of
                                                Telergy Joint Venture as of
Contribution                                    December 31, 1997
------------                                    -----------------

Telergy, Inc.                                   $19,641,593

Plum Street Enterprises, Inc.                   ($480,125)

                                    EXHIBIT C

                              TELERGY CENTRAL, LLC

                                   DEFINITIONS

Accountants: the firm of independent public accountants as shall, from time to time, be engaged by the Manager to render accounting, auditing, tax and similar services.

Accounting Method: the general or specific accounting assumptions used to record transactions of the Company. The accounting records of the Company shall prima facie be deemed to properly reflect the proper accounting method, absent a showing of gross error or fraud.

Affiliate: any Person that, directly or indirectly, controls, is controlled by, or is under common control with another Person or Entity. For purposes of the preceding sentence, "control" with respect to an Entity means ownership of at least fifty percent (50%) of the voting interest in the Entity.

Agreement (or Operating Agreement): this document as it may be amended from time to time, including the Exhibits and any amendments thereto.

Applicable Federal Rate: the rate of interest determined each month by the Secretary of Treasury pursuant to Code Section 1274(d) for debt instruments having a maturity of over three (3) years but not over nine (9) years, as announced by Revenue Ruling issued monthly by the United States Treasury Department, compounded annually. Pursuant to Code Section 1274(d)(1)(C), the applicable Federal Rate is determined by the Secretary of Treasury based on the average market yield (during any one month period selected by the Secretary and ending in the calendar month in which the determination of the Applicable Federal Rate is made) on outstanding marketable obligations of the United States with remaining periods of maturity of over three (3) years but not over nine (9) years. The Applicable Federal Rate for April, 1998 is 5.7%.

Backbone Network: the fiber optic transmission-based telecommunications network connecting major cities along the Backbone Route, including Loops and Spurs, primarily constructed and installed in the rights-of-way of Niagara Mohawk Power Corporation from Buffalo through Albany to Pleasant Valley, New York.

Backbone Route: the geographic location of the Backbone Network which shall connect major Points-of-Presence along the Backbone Network as set forth in the Right-of-Occupancy Agreement.

Bankruptcy: any of (i) filing a petition or other prayer for relief under any bankruptcy act or statute for the relief of debtors, (ii) the commencement of a proceeding, voluntary or involuntary, under any other applicable insolvency, reorganization, bankruptcy or similar laws, (iii) making a general assignment of assets for the benefit of creditors, or (iv) filing a petition in a court of record admitting in writing the inability to pay debts as they come due.

Book Value: the amount recorded for any asset or liability as determined from the accounting records of the Company taking into account all Company transactions to the determining date and employing the Accounting Method then in effect.

Business: developing, deploying, and operating a fiber optic network to provide intra-city and inter-city voice, data, video, content, and other telecommunication services, data and information, as well as energy sales, management and marketing to customers within and outside of New York State as currently conducted by Telergy Joint Venture and/or as may evolve through changes in technology, laws and regulations.

Business Plan: the strategic plan adopted by Telergy Joint Venture setting forth the vision and objectives of the Company, its business focus, market analysis, marketing plan, financial projections, financing plan, contingency analysis, and implementation plan in order to carry out the Business activities, as may be modified from time to time.

Capital Account: with respect to any Member, Capital Account shall mean the Capital Contribution of such Member, (i) increased by all items of Profit allocated to such Member under this Agreement, and (ii) any items in the nature of income or gain which are specifically allocated pursuant to the Regulatory Allocations, and decreased by (a) the amount of cash or the Gross Asset Value of property (net of liabilities secured by such property that the Member is considered to assume or take subject to pursuant to Section 752 of the Code) distributed to such Member, (b) all items of Loss allocated to such Member under the Agreement, and (c) any items in the nature of expenses or losses which are specifically allocated pursuant to the Regulatory Allocations.

Capital Contributions: the total amount of money or other property contributed or agreed to be contributed to the Company by all the Members or any one Member.

Cash Flow: for each Fiscal Year, the cash receipts of the Company from all sources (including receipts from operations and receipts from any sale, disposition or refinancing of any asset of the Company, but excluding Capital Contributions), increased for any funds released from reserves for working capital, contingencies and similar purposes, to the extent that such funds were previously deducted in determining Cash Flow, less the sum of (i) operating expenses, (ii) debt service payments, (iii) expenditures for the acquisition of property not financed through Capital Contributions or borrowing, and (iv) payments to reserves for working capital, purchases of capital assets, contingencies and other similar purposes.

Certificate of Conversion: the Certificate of Conversion of the Company filed with the New York State Department of State.

Code: the Internal Revenue Code of 1986, as amended, including any related judicial and administrative rulings and interpretations.

Company: Telergy Central, LLC, a limited liability company as it may from time to time be constituted.

Consent: the prior written consent of a Person to do the act or thing for which the consent is solicited, or the act of granting the consent, as the context may require.

Depreciation: with respect to any Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation shall be an amount which bears the same ratio to the beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for the year is zero, Depreciation shall be determined with reference to the beginning Book Value using any reasonable method selected by the Manager.

Fiscal Year: the calendar year unless otherwise established or changed by the Manager, including any period of less than a calendar year in the year of formation or dissolution of the Company.

Gross Asset Value: with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of the asset, as determined by the Members;

(b) The Gross Asset Values of all Company assets may, in the sole discretion of the Members, be adjusted to equal their respective fair market values, as determined by the Members, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Members reasonably determine that the adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(c) The Gross Asset Value of any Company asset distributed to any Member shall be the fair market value of the asset, as determined by the Members, on the date of distribution; and

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to
Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent the Manager determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b), (c) or (d) of this definition, the Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits and Losses.

High Yield Notes: high yield notes made by Telergy and purchased by Persons through an underwritten bond offering, which is anticipated to be completed by December 31, 1998.

Indefeasible Right of Use or IRU: a communication facility in which the holder possesses an indefeasible, exclusive and irrevocable right to use and market the facility, but not the right to control the facility.

LLC Law: the New York Limited Liability Company Law, as amended.

Loops: rings in, around or within metropolitan areas installed by the Company along the Backbone Network, and connected to the Backbone Network, Spurs or other Loops.

Manager: Telergy, or the successor and assign of Telergy's Membership Interest as permitted by this Agreement.

Market Interest: the annual rate of interest, compounded monthly (applied on a daily basis or such other periodic basis as the Manager shall determine) which shall equal the greater of (a) the annual rate of interest being charged from time to time by the primary commercial bank in the State of New York with which the Company usually does business (but if there be no such bank, then such commercial bank in the State of New York as is selected by the Manager for prime credit risk borrowers) plus one percent (1%), or (b) one hundred percent (100%) of the Applicable Federal Rate in effect as of the date of the promissory note or other indebtedness as determined under Section 1274 of the Code (but only if Section 1274 shall apply).

Member: Telergy and/or PSE.

Membership Interest: the entire ownership interest (which may be expressed as a percentage) of a Member in the Company at any particular time, including its Membership Percentage and its right to any and all benefits to which a Member may be entitled as provided in this Agreement and in the LLC Law, together with its obligations to comply with all the terms and provisions of this Agreement and of the LLC Law.

Membership Percentages: Telergy - 75%; PSE - 25%.

Niagara Capacity: the equivalent capacity of 5-OC3s and 4 dark fiber strands as described in the Right-of-Occupancy Agreement.

Notice: a dated writing, containing the information required by this Agreement to be communicated to any Person, which Notice shall be deemed given on the sooner of (a) the date of personal delivery, (b) the date of transmittal by telecopy (FAX) to the Person's telecopy number, but only if the Person's telecopy number is set forth on Exhibit A, (c) three (3) days following the date of certified or registered mailing to the Person's address set forth on Exhibit A, return receipt requested and postage prepaid, or (d) one (1) business day following delivery to a nationally recognized United States overnight courier service directed to the Person's address set forth in Exhibit A, fee prepaid and returned receipt or other confirmation of delivery requested.

Person: any individual, partnership, corporation, trust, limited liability company, or other entity.

Points of Presence or POPs: the points at which IXCs, CLECs and/or CAPs interconnect with local exchanges for the purpose of providing telecommunications services to Persons within such local exchanges; as well as the Points of Presence at which the Niagara Capacity and PSE's IRU shall be delivered to an interconnect with PSE as well as NMPC.

Profits and Losses: with respect to any Fiscal Year, an amount equal to the Company's federal taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Sections 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Regulation
Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (d) of the definition of Gross Asset Value, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits and Losses;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with this Agreement.

Property: any real and personal property, tangible or intangible, including ownership interests in ventures formed as a corporation, partnership or limited liability company owned by the Company.

Regulations: the Income Tax Regulations promulgated under the Code, as they may be amended from time to time.

Right-of-Occupancy Agreement: the Right of Occupancy Agreement dated February 2, 1996, between Niagara Mohawk Power Corporation and Telergy Joint Venture, modified on September 25, 1997, and as such agreement may be modified from time to time.

Spurs: extensions to the Backbone Network, Loops or other Spurs installed by the Company in, around or within metropolitan areas along the Backbone Network, which may include, among other things, building entrances.

Tax Matters Member: Telergy, the Member designated to represent the Company in connection with income tax matters pursuant to Section 6231(a)(7) of the Code.

Telergy Joint Venture: the Joint Venture made January 16, 1996 by and between PSE and Telergy (formerly KCI Network Services, Inc. prior to its name change).

                                    EXHIBIT D

                              TELERGY CENTRAL, LLC

                             REGULATORY ALLOCATIONS

Section 1. Regulatory Allocations. Regulatory Allocations shall be made as follows:

(a) Except as otherwise provided in Section 1.704-2(f) of the Regulations and notwithstanding any other provision of this Section 1, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for the year (and, if necessary, subsequent years) in an amount equal to the portion of the Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 1(a) is intended to comply with the minimum gain charge back requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations and notwithstanding any other provision of this Section 1 except Section 1(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for the year (and, if necessary, subsequent years) in an amount equal to the portion of the Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 1(b) is intended to comply with the minimum gain charge back requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis) and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

(d) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the risk of loss with respect to the loan to which the Member Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

(e) Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Members in proportion to their Membership Percentages.

(f) Except as provided in Section 1(a) of this Section 1, in the event that any Member receives an allocation of loss or any distribution which causes the Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year, then all items of Company income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

(g) The Regulatory Allocations are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 1. Therefore, notwithstanding any other provision of Section 4.1 of the Agreement (other than the Regulatory Allocations), the Manager shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to
Section 4.1 of this Agreement.

Section 2. Definitions. For purposes of this Exhibit D, the following definitions shall apply:

Adjusted Capital Account Deficit - With respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments:

      (i) credit to such Capital Account any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

      (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

Company Minimum Gain - has the meaning set forth in Section 1.704-2(d) of the Regulations for partnership minimum gain, and is provided for in Section 1(a).

Member Nonrecourse Debt - has the meaning set forth in Section 1.704-2(b) of the Regulations for partner nonrecourse debt, and is provided for in the definition of Member Nonrecourse Debt Minimum Gain.

Member Nonrecourse Debt Minimum Gain - means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations, and is provided for in Section 1(b).

Member Nonrecourse Deductions - has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations for partner nonrecourse deductions, and is provided for in Section 1(d).

Nonrecourse Deduction - has the meaning set forth in Section 1.704-2(b)(1) of the Regulations, and is provided for in Section 1(e).

Nonrecourse Liability - has the meaning set forth in Section 1.704-2(b)(3) of the Regulations, and is provided for in the definition of Member Nonrecourse Debt Minimum Gain.